Exhibit 32.2

Certification of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2009 (the “Report”) by Pacific Software, Inc. (“Registrant”), the undersigned hereby certifies that, to the best of his knowledge:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ MARINUS JELLEMA
Marinus Jellema
Chief Financial Officer

Date: February 24, 2010

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Pacific Software, Inc. and will be retained by Pacific Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.